 MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) made and entered into as of the 19th day of May, 2014 (the “Effective Date”), by and among CONNIE BROGDON (“Connie”), CHRISTOPHER F. BROGDON (“Chris”) and GLOBAL HEALTHCARE REIT, INC., a Utah corporation (“Purchaser”).  Hereinafter Connie and Chris are sometimes collectively referred to as “Sellers”.

WITNESSETH:

WHEREAS, Connie owns 450 of the issued and outstanding membership units of Goodwill Hunting, LLC, a Georgia limited liability company (the “Goodwill Units”), which Goodwill Units constitute forty-five percent (45%) of all membership units in Goodwill Hunting, LLC; and

WHEREAS, Chris owns a .36330275 percentage interest in GWH Investors, LLC, a Delaware limited liability company (the “GWH Investors Units”); and

WHEREAS, the Goodwill Units and the GWH Investor Units are sometimes collectively referred to as the “Purchased Units”; and

WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Purchased Units on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1.

Transfer of the Purchased Units. For the consideration hereinafter provided and subject to the terms and conditions herein set forth, Sellers hereby (i) sell, assign, transfer and deliver to Purchaser, and Purchaser hereby purchases and acquires from Sellers, the Purchased Units. Sellers hereby deliver to Purchaser Membership Unit Powers duly endorsed for transfer, transferring the Purchased Units to Purchaser.

2.

Purchase Price. Subject to the terms of this Agreement and in reliance on the representations and warranties of Sellers contained herein, Purchaser has agreed to pay the sum of Eight Hundred Thousand and 00/100 Dollars ($800,000.00) (the “Purchase Price”) for the Purchased Units.  The Purchase Price shall be paid in immediately available funds at Closing.

3.

Representations and Warranties of Sellers. To induce Purchaser to consummate the purchase and sale transaction contemplated by this Agreement, Sellers hereby represent and warrant as follows:

a.

Sellers are the owners of the Purchased Units, free and clear of any and all liens, pledges, encumbrances, charges, assessments, agreements, options or claims, and Sellers otherwise have the full right, power and authority to transfer, convey, assign and deliver the Purchased Units to Purchaser.

b.

The sale and transfer of the Purchased Units by Sellers to Purchaser will not violate any applicable federal or state securities laws.

c.

There are no suits, proceedings, or claims initiated or threatened against or affecting Goodwill Hunting, LLC or GWH Investors, LLC, their respective properties or business, including without limitation any lawsuit, governmental investigation, tax assessment or levy; nor is Goodwill Hunting, LLC or GWH Investors, LLC in default with respect to any order, writ, injunction, proceeding or decree of any court or any governmental department, board, bureau, agency or instrumentality of the United States or any State or political subdivision thereof or in default as to any debt.

d.

Upon execution and delivery by Sellers, this Agreement will constitute the valid and legally binding agreement of Sellers, enforceable in accordance with its terms.

4.

Representations and Warranties of Purchaser. To induce Sellers to consummate the purchase and sale transaction contemplated by this Agreement, Purchaser hereby represents and warrants as follows:

a.

Purchaser is purchasing the Purchased Units for its own account.

b.

Purchaser is aware that the Purchased Units have not been registered under any securities laws and may not be resold or transferred except in a transaction which complies with applicable federal and state securities laws, and Purchaser shall not make any such resale or transfer except in compliance with such laws.

c.

Upon execution and delivery by Purchaser, this Agreement will constitute the valid and legally binding agreement of Purchaser, enforceable in accordance with its terms.

5.

Miscellaneous.

a.

Each party hereto agrees to take such further actions and to execute and deliver such additional instruments and documents as the other parties hereto may from time to time reasonably request to effectuate the transfer of the Purchased Units to Purchaser, and to effect the purposes of this Agreement.

b.

The parties hereto agree that they shall bear their own corresponding expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereunder.

c.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly and properly given and received when personally delivered or three (3) days after mailing by United States Mail, postage prepaid, addressed as follows:

If to Sellers:

88 West Paces Ferry Road, #1840

                        Atlanta, Georgia 30305

Attn: Connie Brogdon and Christopher F. Brogdon

If to Purchaser:

Two Buckhead Plaza

3050 Peachtree Road NW, Suite 355

Atlanta, Georgia 30305

Attn: Christopher F. Brogdon

or to such other persons or at such different addresses as may be specified in writing, given by one party to the other in accordance with the foregoing.

d.

This Agreement constitutes the entire and complete agreement of the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision contained herein may be changed, modified, discharged or terminated orally, but only by an instrument in writing signed by both of the parties hereto.

e.

This Agreement shall be governed and construed in accordance with the laws of the State of Georgia. Titles of Paragraphs in this Agreement are for convenience only and neither limit nor amplify the provisions hereof.

f.

No assignment or transfer by any party hereto of his rights and obligations hereunder shall be made except with the prior written consent of the other party hereto. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective personal representatives, heirs, successors in interest and permitted assigns.

g.

Time is of the essence of this Agreement.

h.

No waiver or breach of any provision of this Agreement shall constitute a waiver or breach of any other provision hereof. The failure of any party hereto to insist upon strict adherence to any term of this Agreement on any occasion shall not constitute a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term contained herein. All remedies provided by law or any agreement hereunder, and the exercise of any such remedy, shall not be deemed an election to the exclusion of any other remedy, any such claim by the other party being hereby waived.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

PURCHASER:

GLOBAL HEALTHCARE REIT, INC., a Utah corporation

By:__/s/ Christopher F. Brogdon

      Christopher F. Brogdon, President

SELLERS:

___/s/ Connie Brogdon

Connie Brogdon

__/s/ Christopher F. Brogdon

Christopher F. Brogdon